UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2012

Bank of Commerce Holdings

California	0-25135	94-2823865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road Redding, California		96002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 772-3955

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regularly scheduled Board of Directors meeting held on March 20, 2011, Robert N. Rowe was appointed to Senior Vice President and Chief Credit Officer of the Company. At the same meeting, Theodore M. Cumming was appointed to Senior Vice President and Chief Lending Officer.

Mr. Rowe was born in 1975 and has been Senior Vice President Credit Administrator since joining the Company in July 2011. Prior to his joining the Company, Mr. Rowe was an Examiner with the FDIC for three years. Mr. Rowe will manage the administrative and risk aspects within the credit side of the bank.

Mr. Cumming was born in 1957 and has been Senior Vice President and Chief Credit Officer since October 2007. Mr. Cumming will manage the production and sales aspects within the credit side of the bank.

The segregation of duties is intended to strengthen and support the company’s growth objectives providing additional support to the production side of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2012	/s/ Samuel D. Jimenez

By: Samuel D. Jimenez
Executive Vice President and
Chief Financial Officer

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